Exhibit (3)(k)

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

*********************

BY AND AMONG

     TIAA-CREF Investment Management, LLC
as Agent for each of the Investment Companies listed in
Appendix A to the Custodial Agency Annex

(Each a Buyer and collectively, the CREF Accounts)

AND

GOLDMAN, SACHS & CO.

(Seller)

AND

THE BANK OF NEW YORK MELLON

(Custodian)

      THIS CUSTODIAL UNDERTAKING is made and entered into as of the date set forth below by and among Buyer, Seller, and Custodian.

      RECITALS

      WHEREAS, Buyer and Seller have entered into a TBMA Master Repurchase Agreement dated as of March 8, 2010 (as it may be amended by the parties thereto, the "Master Repurchase Agreement"), and may from time to time enter into Transactions with respect to Eligible Securities (as hereinafter defined); and

      WHEREAS, Custodian has agreed to act as agent for Buyer and Seller in order to effect Transactions on their behalf, all as more particularly set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

      Whenever used in this Custodial Undertaking, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given them in the Master Repurchase Agreement.

      A. "Authorized Person" shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in Schedule II attached hereto, as such Schedule II may be amended from time to time.

      B. "Book-Entry Securities" shall mean U.S. Treasury securities or Securities of a U.S. government agency, instrumentality or government sponsored enterprise that are issued or maintained in the Book-Entry System.

      C. "Book-Entry System" shall mean the book-entry system for securities maintained at The Federal Reserve Bank of New York ("FRBNY").

      D. "Business Day" shall mean any day on which Custodian, Seller, the Book-Entry System and appropriate Clearing Corporation(s) are open for business.

      E. "Buyer's Account" shall mean the custodial account maintained by Custodian on behalf of Buyer for the deposit of Eligible Securities with respect to Transactions and any account for the deposit of cash in connection therewith.

      F. "Clearing Corporation" shall mean The Depository Trust Company, Fixed Income Clearing Corporation and any other clearing corporation within the meaning of the Uniform Commercial Code of the State of New York, as amended (the "UCC") or otherwise authorized to act as a securities depository or clearing agency.

      G. "Clearing Corporation Securities" shall mean securities which are registered in the name of Custodian or its nominee in the form of an entry on the records of a Clearing Corporation.

      H. "Eligible Securities" shall mean those types of Securities which Buyer, Seller and Custodian have agreed shall be eligible for Transactions by inclusion on a Schedule of Eligible Securities substantially in the form of Schedule I hereto, as such Schedule of Eligible Securities may be amended from time to time, and cash.

      I. "Margin Percentage" shall mean the percentage indicated on Schedule I with respect to specific types of Eligible Securities, as Schedule I may be amended from time to time.

      J. "Margin Value" shall mean the amount obtained by dividing the Market Value of Securities by the applicable Margin Percentage.

      K. "Market Value of Securities" shall mean with respect to any Security as of any date, the sum of (i) the market value of such Security based on the most recently available closing bid price (usually from the previous Business Day) for the particular Security as made available to Custodian by pricing information services which Custodian uses generally for pricing such Securities, and (ii) accrued but unpaid Income, if any, on the particular Security (to the extent not included therein). In the case of cash and certificates of deposit, the face amount shall be deemed the Market Value. In the event that Custodian is unable to obtain the price of a particular Security from such pricing information services on any Business Day, the Market Value shall be as determined by Custodian in the reasonable exercise of its discretion based on information furnished to Custodian by one or more brokers (which may include Seller) in such Security or Custodian may price such Security using a formula utilized by Custodian for such purpose in the ordinary course of its business.

      L. "Notice of Default" shall mean a written notice delivered by Buyer to Custodian and Seller, or by Seller to Custodian and Buyer, informing Custodian and the defaulting party of an Event of Default pursuant to Paragraph 11 of the Master Repurchase Agreement and setting forth the specific Event of Default thereunder.

      M. "Oral Instructions" shall mean verbal instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

      N. "Physical Securities" shall mean securities and money market instruments issued in definitive form which are not Book-Entry Securities or Clearing Corporation Securities.

      O. "Purchased Securities" shall mean Eligible Securities transferred to Buyer's Account in connection with Transactions.

      P. "Securities" shall mean Book-Entry Securities, Clearing Corporation Securities, Physical Securities and cash.

      Q. "Seller's Account" shall mean Seller's clearing account on Custodian's Government Securities Clearance System ("GSCS"), any other account in which Securities are held by Custodian on behalf of Seller pursuant to the terms of this Custodial Undertaking and any account for the deposit of cash maintained in connection therewith.

      R. "UCC" shall mean the Uniform Commercial Code of the State of New York (as may be amended from time to time).

      S. "Written Instructions" shall mean written communications actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by facsimile, through GSCS or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

      All references to time in this Custodial Undertaking shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for Income payable on particular Securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Custodial Undertaking for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2. APPOINTMENT OF CUSTODIAN; AUTHORIZATION

      A. Buyer and Seller hereby appoint Custodian as custodian of all Securities, including cash, at any time delivered to Custodian in connection with Transactions subject to this Custodial Undertaking and as their agent to effect Transactions and Custodian hereby accepts appointment as custodian and agent.

      B. Buyer and Seller each authorizes and instructs Custodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to Buyer's Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Custodian or its nominee which include only assets held by Custodian for its customers and shall not include any assets held by Custodian in its individual capacity. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules, regulations, operating procedures and custody arrangements of the Book-Entry System and each Clearing Corporation, respectively.

3. REPRESENTATIONS AND WARRANTIES

      A. Buyer, Seller and Custodian. Buyer, Seller and Custodian each represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

           (i) It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Custodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder;

           (ii) This Custodial Undertaking is, and each Transaction, with respect to Buyer and Seller only, will be, legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally; and

           (iii) The person executing this Custodial Undertaking on its behalf has been duly and properly authorized to do so.

      B. Further Representations and Warranties of Custodian. Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

           (i) It is a New York banking organization with its principal office at One Wall Street, New York, New York 10286;

           (ii) It will maintain Buyer's Account as a custodial securities and cash deposit account and shall administer Buyer's Account in the same manner it administers similar accounts established for the same purpose that it maintains for its customers in the ordinary course of its business; and

           (iii) It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds Securities hereunder.

4. DEPOSIT OF CASH AND ELIGIBLE SECURITIES

      A. Seller's Instructions. On each Business Day that Seller and Buyer agree to enter into a Transaction subject to this Custodial Undertaking, Seller shall deliver to Custodian, prior to 2:00 p.m., Oral or Written Instructions containing the following information:

(i)	the Purchase Date and Purchase Price;

(ii)	the Repurchase Date and Repurchase Price (or rate); and

(iii)	name of Buyer.

      B. Seller's Tender of Securities. By the close of business on the Purchase Date, Seller shall transfer, or cause to be transferred, to Seller's Account sufficient Eligible Securities to complete Transactions on such Purchase Date. In connection therewith, Seller shall either deliver to Custodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each Eligible Security and, where applicable, the CUSIP number for each such Eligible Security or instruct Custodian to identify Eligible Securities in Seller's Account to be transferred to Buyer's Account.

      C. Buyer's Purchase Price. Prior to 4:00 p.m. on the Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer's Account sufficient cash such that the total cash balance in Buyer's Account after such transfer equals or exceeds the Purchase Price contained in Seller's Oral or Written Instructions.

5. EFFECTING TRANSACTIONS

      A. Purchase Date. On the Purchase Date for any Transaction subject to this Custodial Undertaking,

      Custodian shall transfer to Seller's Account cash from Buyer's Account in an amount equal to the Purchase Price and transfer from Seller's Account to Buyer's Account Eligible Securities in accordance with Seller's Oral or Written Instructions with respect to such Transaction, subject to the following provisions:

           (i) Determination of Eligible Securities; Negotiability. Custodian shall determine that Securities to be transferred to Buyer's Account are Eligible Securities and that Physical Securities are in negotiable form. Any Securities which are not Eligible Securities and any Physical Securities which are not in negotiable form shall not be included in the calculations set forth below and shall not be transferred to Buyer's Account.

           (ii) Determination of Margin Value. Custodian shall determine the Margin Value of Eligible Securities to be transferred to Buyer's Account.

           (iii) Payment of Purchase Price. Provided the Margin Value of Eligible Securities to be transferred to Buyer's Account equals or exceeds the Purchase Price with respect to such Transaction, Custodian shall transfer such Eligible Securities from Seller's Account to Buyer's Account and shall disburse from Buyer's Account to Seller's Account cash in an amount equal to the Purchase Price.

           (iv) Maintenance of Buyer's Account.

                (a) Physical Securities. Custodian shall take possession of each Eligible Security which is a Physical Security at a secure facility and, during the term of a particular Transaction, shall identify such Physical Securities on its books and records as belonging to Buyer.

                (b) Book-Entry Securities. Each Eligible Security which is either (i) a Book-Entry Security, or (ii) a part of a fungible bulk of Book-Entry Securities shall be continuously maintained by Custodian in the Book-Entry System. During the term of a particular Transaction, Custodian shall identify such Book-Entry Securities on its books and records as belonging to Buyer.

                (c) Clearing Corporation Securities. Each Eligible Security which is either (i) a Clearing Corporation Security, or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Custodian in an account with the appropriate Clearing Corporation. During the term of a particular Transaction, Custodian shall continuously identify such Clearing Corporation Securities on its books and records as belonging to Buyer.

                (v) Intent of Buyer and Seller. Buyer and Seller agree that it is intended that Custodian act as a "securities intermediary" as such term is defined in the UCC with respect to Transactions hereunder. In addition, the parties intend that all Securities in Buyer's Account and Seller's Account (excluding cash) shall be treated as "financial assets" as such term is defined in the UCC.

      B. Trust Receipts. Custodian is hereby authorized and directed to accept trust receipts as may be set forth in Schedule I hereto (each, a "Trust Receipt") evidencing either the holding by the issuer of such Trust Receipt (a "Trust Receipt Issuer") of Eligible Securities subject to Transactions or the crediting by the Trust Receipt Issuer to the account of Custodian of Eligible Securities subject to Transactions. Any Trust Receipt may be accompanied by an electronic file sent by Seller to Custodian containing information concerning the Eligible Securities represented by such Trust Receipts, including CUSIP number, par amount, maturity date and interest rates, upon which Custodian shall be entitled to rely without inquiry in performing its duties hereunder. Buyer may by Written Instructions direct Custodian not to accept Trust Receipts from particular Trust Receipt Issuers. Custodian shall hold Trust Receipts at a secure facility and, during the term of a particular Transaction, shall identify the Eligible Securities represented by Trust Receipts on its books and records as belonging to Buyer.

      C. Custodian's Inability to Complete a Transaction. If Custodian is unable to complete a Transaction because Seller has failed to provide complete Oral or Written Instructions as required by Paragraphs 4A and 4B or either Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer's Account or Seller's Account, respectively, Custodian shall, to the best of its ability, promptly notify Seller and Buyer and await the receipt of such Oral or Written Instructions, cash or Eligible Securities. If Custodian has not received Oral or Written Instructions from Seller by 4:30 p.m., sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities by the close of GSCS or the appropriate Clearing Corporation, Buyer and Seller irrevocably agree and instruct Custodian to effect the Transaction as follows: (i) if the cash balance in Buyer's Account shall be less than the Purchase Price set forth in Seller's Instructions, the cash balance in Buyer's Account shall be deemed to be the Purchase Price, the remaining terms of the Transaction shall be determined in accordance with Paragraph 5A, and Seller shall provide Custodian with further Oral or Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash in Buyer's Account equal to the Purchase Price exceeds the Margin Value of Eligible Securities in Seller's Account, Custodian shall credit to Seller's Account cash in an amount equal to the Margin Value of the Eligible Securities, and the difference between the amount credited to Seller's Account and the Purchase Price shall be held by Custodian in Buyer's Account and shall be designated cash held in substitution for Purchased Securities in Buyer's Account in accordance with Paragraph 6B. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

      D. Simultaneous Transaction. On the Purchase Date, Custodian shall debit Buyer’s Account in an amount equal to the Purchase Price and credit the Purchase Price to Seller’s Account against the transfer of the Purchased Securities required to attain the Margin Value from Seller's Account to Buyer's Account. On the Repurchase Date, Custodian shall transfer the Purchased Securities from Buyer's Account to Seller's Account against the credit to Buyer's Account of immediately available funds in an amount specified by Seller which shall not be less than the Purchase Price and the debit of such amount from Seller's Account. Buyer and Seller agree that in effecting Transactions transfers between Buyer's Account and Seller's Account are intended to be, and shall be deemed to be, simultaneous.

      E. Ownership of Securities and Transfers to Third Parties. (i) Upon the transfer of cash to Seller's Account and the transfer of Eligible Securities to Buyer's Account, it is agreed by Seller and Buyer that, subject to Seller's right of substitution pursuant to Paragraph 6B and notwithstanding the credit of Income to Seller's Account pursuant to Paragraph 5G, the Purchased Securities shall be for all purposes the property of Buyer. Buyer agrees, however, that, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, it will resell to Seller on the Repurchase Date the Purchased Securities at the Repurchase Price.

           (ii) Buyer, Seller and Custodian agree that all Purchased Securities and cash held in Buyer's Account from time to time will be held by Custodian as agent of Buyer, that Custodian will take such actions with respect of Buyer's Account and any Purchased Securities and cash therein as Buyer shall direct, and that in no event shall any consent of Seller be required for the taking of any such action by Custodian. Notwithstanding anything in the Master Repurchase Agreement to the contrary, Buyer hereby covenants, for the benefit of Seller, that Buyer will not instruct Custodian to deliver any Purchased Securities, including cash, in Buyer’s Account to any person other than Seller unless and until the date, if any, when an Event of Default shall have occurred as to which the Seller is the defaulting party. The foregoing covenant is for the benefit of Seller only and shall in no way be deemed to constitute a limitation on Buyer’s right at any time to instruct Custodian to act, or on Custodian’s obligation to act, upon Buyer’s instructions. Custodian shall not be liable for any Losses (as defined in Paragraph 9A) incurred or sustained by Buyer, Seller or any third party as a result of Custodian transferring any Purchased Securities, including cash, in Buyer's Account pursuant to Buyer's instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Seller or Buyer under this Custodial Undertaking with respect to any Purchased Securities or cash transferred from Buyer's Account.

           (iii) Any instruction to Custodian to transfer Purchased Securities or cash from Buyer's Account during the term of a Transaction shall be set forth in a written notice in substantially the form attached hereto as Appendix I. Buyer shall deliver such notice to a Vice President or above in Custodian's Broker Dealer Services Division and shall send Seller a copy of same. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Custodian shall have no liability for its inability to comply with Buyer's instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Custodian from transferring Purchased Securities from Buyer's Account. Buyer shall pay to Custodian all applicable fees, costs and charges associated with such transfer from Buyer's Account.

      F. No Lien or Pledge by Custodian. Custodian agrees that Purchased Securities shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian (other than Buyer) and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any Purchased Securities.

      G. Payment of Income. Until such time that Custodian shall receive a Notice of Default from Buyer pursuant to Paragraph 8, Custodian shall credit to Seller's Account Income received by Custodian. After receipt of such Notice of Default from Buyer, Custodian shall credit to Buyer's Account Income received by Custodian.

      H. Confirmations. Custodian shall provide Buyer and Seller with confirmation statements reflecting Purchased Securities, including cash positions, in Buyer's Account on each Business Day or as otherwise may be requested by Buyer. Buyer and Seller shall promptly review all such confirmation statements and shall promptly advise Custodian of any error, omission or inaccuracy in such statements. Custodian shall undertake to correct any errors, failures or omissions that are reported to Custodian by Buyer or Seller. Any such corrections shall be reflected on subsequent confirmation statements.

      I. Deliveries by Custodian. All transfers of Securities or cash by Custodian to Buyer from Buyer's Account shall be made to Buyer by delivery to the account(s) designated in Schedule III, as may be amended from time to time by delivery to and receipt by Custodian of a new Schedule III.

6. VALUATION AND SUBSTITUTIONS OF SECURITIES

      A. Valuation of Securities. At the opening of each Business Day during which a Transaction subject to this Custodial Undertaking shall remain outstanding, Custodian shall determine the Margin Value of all Purchased Securities.

           (i) Margin Deficit. In the event the Purchase Price of outstanding Transactions is greater than the aggregate Margin Value of all Purchased Securities, Custodian shall so notify Seller prior to 2:00 p.m. On the date of any such notice, Seller shall promptly transfer to Buyer's Account additional Eligible Securities ("Additional Eligible Securities") such that, after transfer thereof to Buyer's Account, the aggregate Margin Value of all Purchased Securities (including Additional Eligible Securities) equals or exceeds the Purchase Price of outstanding Transactions. If Seller fails to transfer an appropriate amount of Additional Eligible Securities on the date of any such notice, Custodian shall notify Buyer and Seller and await further instructions. All Additional Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

           (ii) Margin Excess. In the event the then aggregate Margin Value of Purchased Securities shall exceed the Purchase Price of outstanding Transactions (such excess amount, the "Margin Excess"), Custodian shall so notify Seller and, upon Oral or Written Instructions from Seller, Custodian shall transfer Purchased Securities from Buyer's Account to Seller's Account having a Market Value equal to the Margin Excess. Buyer hereby irrevocably authorizes Custodian to accept the Oral or Written Instructions of Seller identifying the specific Purchased Securities to be released from Buyer's Account pursuant hereto. Upon transfer from Buyer's Account, released Securities shall cease to be Purchased Securities for all purposes hereunder.

      B. Substitutions of Purchased Securities. Buyer hereby authorizes Custodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities to Seller against transfer to Buyer's Account of substitute Eligible Securities ("Substitute Eligible Securities") provided that Custodian determines that the aggregate Margin Value of Purchased Securities (including Substitute Eligible Securities) in Buyer’s Account after such substitution equals or exceeds the Purchase Price of outstanding Transactions. All Substitute Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

7. REPURCHASE DATE

      On the Repurchase Date for any Transaction, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, Buyer hereby irrevocably instructs Custodian to tender to Seller the Purchased Securities with respect to such Transaction and to transfer such Purchased Securities from Buyer's Account to Seller's Account. Seller hereby irrevocably instructs Custodian at the time Purchased Securities are transferred to Seller's Account to make payment to Buyer of the Repurchase Price by debiting cash from Seller's Account and crediting cash to Buyer's Account. If on the Repurchase Date Seller's Account does not contain sufficient cash available to repurchase all Purchased Securities with respect to any Transactions, Custodian shall notify Seller and Buyer, and Seller shall give Custodian Oral or Written Instructions identifying which Purchased Securities, if any, are to be repurchased and the Repurchase Price.

8. DEFAULT

      In the event that Buyer or Seller delivers a Notice of Default to Custodian, Custodian shall notify the defaulting party of its receipt of such Notice of Default and act in accordance with the instructions of the non-defaulting party with respect to such non-defaulting party's rights pursuant to Paragraph 11 of the Master Repurchase Agreement. Custodian may fully rely without further inquiry on the statements set forth in such Notice of Default. In addition, Buyer and Seller acknowledge and agree that the provisions of Paragraph 12 of the Master Repurchase Agreement shall be fully effective with respect to all Transactions entered into between them, irrespective of whether such Transactions are entered into in connection with this Custodial Undertaking, directly between Buyer and Seller or otherwise.

9. CONCERNING CUSTODIAN

      A. Limitation of Liability; Indemnification. Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable fees of counsel (collectively, "Losses"), resulting from its action or inaction in connection with this Custodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, any Clearing Corporation or Trust Receipt Issuer, or their successors or nominees, except for those Losses arising out of Custodian's negligence, bad faith or willful misconduct. In no event shall Custodian be liable to Buyer, Seller or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Custodial Undertaking. Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion. Buyer and Seller agree, jointly and severally, to indemnify Custodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Custodian as a result of Custodian's action or inaction in connection with this Custodial Undertaking, except those Losses arising out of Custodian's negligence, bad faith or willful misconduct. It is expressly understood and agreed that Custodian's right to indemnification hereunder shall be enforceable against Buyer and Seller directly, without any obligation to first proceed against any third party for whom they may act, and irrespective of any rights or recourse that Buyer or Seller may have against any such third party. This indemnity shall be a continuing obligation of Buyer and Seller notwithstanding the termination of any Transactions or of this Custodial Undertaking.

      B. No Guaranty by Custodian. It is expressly agreed and acknowledged by Buyer and Seller that Custodian is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Custodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

      C. No Duty of Inquiry. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

           (i) The validity of the issue of any Securities purchased or sold by or for Buyer or Seller, the legality of the purchase or sale, or the validity or enforceability of any Trust Receipt received by Custodian hereunder;

           (ii) The due authority of any Authorized Person to act on behalf of Buyer or Seller with respect to Securities and cash held in Buyer's Account or Seller's Account; or

           (iii) The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Security hereunder.

      D. Securities in Default. Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      E. Custodian Fee. Custodian shall be entitled to receive and Seller agrees to pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Seller and Custodian's out-of-pocket expenses.

      F. Reliance on Oral/Written Instructions. Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Buyer and Seller agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Buyer and Seller agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

      G. Reliance on Pricing Services. Custodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of Securities) in order to perform its valuation responsibilities hereunder, and Seller and Buyer agree to hold Custodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer.

      H. Force Majeure. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Custodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority or governmental, judicial or regulatory actions; provided however, that Custodian shall use its best efforts to resume performance as promptly as practicable under the circumstances. Without limiting the generality of the foregoing, Custodian represents that it maintains business continuity and disaster recovery plans acceptable to its regulators.

      I. No Additional Duties. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Custodial Undertaking, and no covenant or obligation shall be implied in this Custodial Undertaking against Custodian.

      J. No Duty Regarding Derivatives. If Buyer and Seller have selected Eligible Securities which derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations, or one or more currencies, commodities, indices or other factors (hereinafter referred to as "Derivative Securities"), the parties understand that Custodian shall have no obligation to monitor whether any such Eligible Securities are also Derivative Securities. Accordingly, the parties agree that anything in this Custodial Undertaking to the contrary notwithstanding, it shall be Buyer's and Seller's responsibility to ensure that Eligible Securities do not include Derivative Securities unless they have otherwise agreed. Custodian shall have no liability whatsoever for any loss, damage or expense arising out of the ineligibility of Derivative Securities which are the subject of Transactions pursuant to this Custodial Undertaking.

10. TERMINATION

      Any of the parties hereto may terminate this Custodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving of such notice. Upon termination hereof, Seller shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination, and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Buyer and Seller do not provide Written Instructions designating a successor custodian prior to the termination date, Custodian shall, at Buyer's expense, continue to hold Purchased Securities, including cash, in Buyer's Account until the Repurchase Date with respect to each outstanding Transaction, or until it has received a Notice of Default in connection therewith and Written Instructions with respect to delivery of such Purchased Securities. If Custodian has not received delivery instructions with respect to Purchased Securities, including cash, in Buyer's Account, Custodian may, in its sole discretion, hold Book-Entry Securities and Clearing Corporation Securities for the benefit of and at the expense of Buyer and deliver Physical Securities, including cash, to Buyer at the address provided below.

11. MISCELLANEOUS

      A. Authorized Persons. Buyer and Seller each agrees to furnish to Custodian a new Schedule II in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule II is received, Custodian shall be fully protected in acting under the provisions of this Custodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule II.

      B. Access to Books and Records. Upon reasonable request, Buyer and Seller shall have access to Custodian's books and records maintained in connection with this Custodial Undertaking during Custodian's normal business hours. Custodian’s books and records relating to Buyer’s Account shall be the property of Buyer and shall be surrendered to Buyer upon reasonable request, subject to Custodian’s right to keep a copy for Custodian’s records.

      C. Invalidity of any Provision. In case any provision in or obligation under this Custodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      D. Parties, Entire Agreement, Amendments.

           (i) The Custodial Undertaking. Buyer, Seller, and Custodian agree that this Custodial Undertaking constitutes the entire agreement among the parties hereto with respect to Transactions subject to this Custodial Undertaking and may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

           (ii)The Custodial Undertaking and the Master RepurchaseAgreement. Buyer and Seller acknowledge and agree that the Master Repurchase Agreement in conjunction with this Custodial Undertaking represents the entire agreement between Buyer and Seller with respect to Transactions. Buyer and Seller acknowledge and agree that Custodian is not party to the Master Repurchase Agreement.

      E. Binding Agreement. This Custodial Undertaking shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Custodial Undertaking shall not be assignable by any party without the written consent of the other parties, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of Seller's rights and obligations hereunder to an entity in whatever form that succeeds to all or substantially all of the Seller's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, Seller shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

      F. APPLICABLE LAW/JURISDICTION. THIS CUSTODIAL UNDERTAKING, INCLUDING THE ESTABLISHMENT AND MAINTENANCE OF SELLER’S AND BUYER’S ACCOUNTS AND ALL RIGHTS AND OBLIGATIONS WITH RESPECT THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF A STATE OR FEDERAL COURT SITUATED IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS CUSTODIAL UNDERTAKING.

      G. Waiver of Immunity. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Custodial Undertaking.

      H. Headings and References. The headings and captions in this Custodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

      I. Counterparts. This Custodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      J. Inconsistency with Master Repurchase Agreement. In the event of any inconsistency between the Master Repurchase Agreement and this Custodial Undertaking with respect to the rights, duties or obligations of Custodian and Transactions subject to this Custodial Undertaking, the terms and conditions of this Custodial Undertaking shall govern.

      K. Notices. Any notice authorized or required by this Custodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail or facsimile to the individuals at the addresses specified in Schedule IV or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

      L. Confidentiality. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Custodial Undertaking (including fee arrangements) and any amendment, supplement or Schedule hereto. In the event that any party hereto breaches any provision of this section, any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, each party hereto may disclose Buyer’s or Seller's name, address, securities position and other information (including, where necessary, the entire Custodial Undertaking) to such persons and to such extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on that party or any Clearing Corporation or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

      M. Parties Deemed Principals. Unless the parties hereto execute and deliver a Custodial Agency Annex pursuant to which the identity of all principals for whom any party may act in connection with this Custodial

Undertaking is disclosed, each party shall be responsible for the performance of its obligations hereunder as a principal. However, the execution and delivery of a Custodial Agency Annex shall not relieve any party of its obligations hereunder except as provided by applicable law.

      N. USA PATRIOT Act Notice. Buyer and Seller each hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Buyer and Seller. Accordingly, prior to opening Buyer’s Account or Seller’s Account hereunder Custodian will ask Buyer and Seller to provide certain information including, but not limited to, name, physical address, tax identification number and other information that will help Custodian to identify and verify Buyer and Seller’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

      IN WITNESS WHEREOF, the parties hereto have caused this Custodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of March 8, 2010.

	[Buyer]			[Seller]

	EACH OF THE INVESTMENT COMPANIES			GOLDMAN, SACHS & CO.
LISTED IN APPENDIX A TO THE CUSTODIAL
AGENCY ANNEX HERETO

By:			By:
Title:			Title:

Tax Identification Number: See Appendix A to
Custodial Agency Agreement

THE BANK OF NEW YORK MELLON

By:
Title:

SCHEDULE II

      The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of ______________________
.

BUYER
Name		Signature

Michael Ferraro

Joseph Rolston

SELLER

Name		Signature

2

SCHEDULE III

Account Information for Delivery of Buyer's Securities and Cash

ABA:

Bank Name:

City:

Account Name	Account Number
College Retirement Equity Fund –
Money Market Fund

SCHEDULE IV

ADDRESS FOR NOTICES

TO SELLER:

Goldman, Sachs & Co..
86 Broad Street
New York, NY 10004
Attn: ____________________

TO BUYER:

TIAA-CREF Investment Management, LLC
730 Third Avenue
New York, NY 10017
Attn: Michael Ferraro

With a copy to Robert S. De Leon, Associate General Counsel, at the same address

TO CUSTODIAN:

The Bank of New York Mellon
One Wall Street, 4th Floor
New York, New York 10286
Government Securities Clearance Division
Attn: Tri-Party Services
Phone: (212) 635-4857
Fax: (212) 635-1190

APPENDIX I

To:	The Bank of New York Mellon
Broker Dealer Services
One Wall Street, 4th Floor
New York, New York 10286
Attention: Vice President

This notice is given pursuant to Paragraph 5E of the Custodial Undertaking In Connection With Master Repurchase Agreement by and among ___________________("Buyer"), _______________ ("Seller") and The Bank of New York Mellon ("Custodian") dated as of ___________________
(the "Custodial Undertaking"). Buyer hereby instructs Custodian to transfer the Purchased Securities and cash in Buyer's Account (as defined in the Custodial Undertaking) to:

ABA:

Bank or Depository:

City:

Account Name:

Account Number:

Date:

[Buyer]

By:
Title:

CUSTODIAL AGENCY ANNEX

This Annex forms a part of the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of March 8, 2010 (the "Custodial Undertaking") by and among TIAA-CREF Investment Management, LLC ("Agent"), as agent for the principal(s) identified on Appendix A attached hereto (each, a "Buyer"), [Counterparty], ("Seller") and The Bank of New York Mellon ("Custodian"). Capitalized terms used but not defined shall have the meanings ascribed to them in the Custodial Undertaking.

1. Representations and Warranties of Agent

      In addition to the representations set forth in Section 3.A of the Custodial Undertaking, Agent hereby represents and warrants, which representations and warranties shall be deemed to be continuing during the term of any Transaction, that:

      (a) Each Buyer has duly authorized Agent to execute and deliver the Custodial Undertaking on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Master Repurchase Agreement and otherwise perform its obligations pursuant to the Master Repurchase Agreement and the Custodial Undertaking, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it; and

      (b) No Transaction effected hereunder shall be for the account of any third party not listed on Appendix A hereto.

     (c) Agent is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program compliant with the requirements of the USA PATRIOT Act (the “Act”) and the rules thereunder; (2) Agent is regulated by a federal functional regulator as that term is defined under 31.C.F.R. §103.120(a)(2); (3) Agent has implemented a customer identification program compliant with Section 326 of the Act that enables Agent to form a reasonable belief that it knows the true identity of its customers (including each Buyer), including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether any customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; (4) Agent is in compliance with its anti-money laundering program and its customer identification program; and (5) Agent will certify annually that it has implemented its anti-money laundering program and that it (or its agent) will perform all aspects of its customer identification program with respect to each Buyer.

2. Multiple Buyers

      (a) Choice of Account(s). In the event that Agent proposes to act for more than one Buyer hereunder, Agent and Seller shall, subject to Custodian's prior consent, elect whether (i) to treat Transactions under the Custodial Undertaking as transactions entered into on behalf of separate Buyers, or (ii) to aggregate such Transactions as if they were transactions by a single Buyer. Failure to make such an election shall be deemed an election to treat Transactions under the Custodial Undertaking as transactions by a single Buyer.

      (b) Separate Accounts for Buyers. In the event that Agent and Seller (with Custodian's prior consent) elect to treat Transactions under the Custodial Undertaking as transactions on behalf of separate Buyers, the parties agree that (i) Custodian shall establish a separate Buyer's Account in the name of each Buyer, (ii) Agent will provide Seller and Custodian with Written Instructions specifying the portion of each Transaction allocable to the account of each of the Buyers for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Buyer); and (iii) the parties' respective remedies under the Custodial Undertaking shall be determined as if Agent had entered into a separate Custodial Undertaking with the other party on behalf of each of its Buyers.

      (c) Omnibus Account for Buyer(s). In the event that Agent and Seller elect to treat Transactions under the Custodial Undertaking as if they were transactions by a single Buyer or Custodian's consent to establish separate Buyer's Accounts is not obtained, the parties agree that (i) Custodian shall establish one omnibus Buyer's Account in which all Buyers' interests with respect to Transactions shall be commingled, and (ii) the parties' respective remedies under the Custodial Undertaking shall be determined as if all Buyers were a single Buyer.

3. Custodian Not Responsible for Buyer Confirmations. Notwithstanding any provision in the Custodial Undertaking to the contrary, all confirmation statements prepared by Custodian pursuant to the Custodial Undertaking shall be delivered to Agent and Custodian shall have no responsibility for providing any Buyer with confirmation statements reflecting Purchased Securities or cash positions in a Buyer's Account.

4. Rescinded Authority. Agent shall provide Seller and Custodian promptly with a revised Appendix A whenever a Buyer rescinds Agent's authority to perform its obligations pursuant to the Custodial Undertaking.

5. Inconsistency with Agency Annex to Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of any agency annex to the Master Repurchase Agreement and this Custodial Agency Annex, the terms and conditions of this Custodial Agency Annex shall govern.

      IN WITNESS WHEREOF, the parties have caused this Annex to be executed by their respective officers, thereunto duly authorized, as of _________________.

AGENT:
TIAA-CREF INVESTMENT MANAGEMENT, LLC	GOLDMAN, SACHS & CO.
In its Individual Capacity

By:	By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

APPENDIX A

LIST OF BUYERS

Name of Buyer	Taxpayer
Identification Number

College Retirement Equity Fund – Money Market Account

EQUITY REPO ANNEX
TO
CUSTODIAL UNDERTAKING
IN CONNECTION WITH REPURCHASE TRANSACTIONS

This Annex forms a part of the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of ______________________ (the "Custodial Undertaking") by and among ___________________________ ("Buyer"), [Seller] ("Seller") and The Bank of New York Mellon("Custodian"). Capitalized terms used but not defined shall have the meanings given them in the Custodial Undertaking.

1. Definitions

      For the purposes of the Custodial Undertaking and this Annex, the following terms shall have the following meanings:

      “Equity Securities” shall include, without limitation, Clearing Corporation Securities and Physical Securities which are common stock, preferred stock, depositary receipts, bonds convertible into common or preferred stock, and warrants or other rights to subscribe to or purchase same; provided that in any event any Equity Security intended by Seller to be made available for Transactions hereunder must be acceptable to Custodian in its sole discretion.

2. Accounts

      Upon execution of this Annex, Custodian shall establish and maintain a separate Buyer’s Account for Transactions involving Equity Securities (hereinafter referred to as a “Buyer’s Equity Repo Account”) and shall perform its duties under the Custodial Undertaking with respect to such Buyer’s Equity Repo Account separately from any other Buyer’s Account. If agreed by the parties hereto, Buyer’s Equity Repo Account may also hold Purchased Securities that are not Equity Securities. Seller acknowledges and agrees that Custodian may establish and maintain a separate Seller’s Account to hold Equity Securities in connection with the Custodial Undertaking and that any such Seller’s Account shall be deemed to be part of the “Account”, as such term is defined in the Securities Clearing Agreement between Seller and The Bank of New York and the Security Agreement executed in connection therewith.

3. Income

      Income in the form of cash received by Custodian in respect of Equity Securities which are Purchased Securities and/or Margin Securities shall be credited to Seller's Account. Income other than cash received by Custodian in respect of Equity Securities which are Purchased Securities and/or Margin Securities shall be credited to Seller's Account. After receipt of a Notice of Default from Buyer, Custodian shall thereafter credit all Income received by it to Buyer's Account. After receipt of a Notice of Default from either Buyer or Seller, Custodian shall thereafter credit all Income received by it to the account of the non-defaulting party.

4. No Duty Regarding Restricted Securities

     If Buyer and Seller approve a category of Eligible Securities on Schedule I attached hereto which may include “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, or Equity Securities which are otherwise subject to any legal, regulatory or contractual restrictions on transfer (hereinafter referred to as “Restricted Securities”), and if Buyer and Seller wish to exclude Restricted Securities from such category of Eligible Securities, the parties hereto acknowledge and agree that Custodian shall have no responsibility for ensuring that such Restricted Securities are not transferred to either Buyer’s Equity Repo Account or Seller’s Account and that such responsibility shall rest solely with Buyer and Seller. Buyer and Seller further agree that Custodian shall have no liability whatsoever for any loss, damage or expense incurred by Buyer or Seller as a result of any failure by Custodian to exclude such Restricted Securities.

5. Miscellaneous

     Except as otherwise provided in this Annex, the terms of the Custodial Undertaking shall apply. In the event of any inconsistency between the terms and conditions of this Annex and the terms and conditions of the Custodial Undertaking, the terms and conditions of this Annex shall control.

      IN WITNESS WHEREOF, the parties have caused this Annex to be executed by their respective officers, thereunto duly authorized, as of the ________ day of ______________, 20___.

	BUYER:		SELLER:

By:		By:
Title:		Title:

THE BANK OF NEW YORK MELLON:

By:
Title: